ADAMIS PHARMACEUTICALS CORPORATION 8-K/A

Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of DMK Pharmaceuticals Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of DMK Pharmaceuticals Corporation as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/S/ BF Borgers CPA PC

(PCAOB ID 5041)

We have served as the Company’s auditor since 2022

Lakewood, CO

March 28, 2023

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DMK PHARMACEUTICALS CORPORATION

COMBINED BALANCE SHEETS

	December 31,
	2022	2021
Assets
Current assets:
Cash	$131,310	$2,804
Total current assets	131,310	2,804
Total assets	$131,310	$2,804

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$5,560	$—
Due to related party	4,621	285
Accrual Interest and other current liabilities	364,042	145,466
Deferred grant revenue	122,118	25,000
Total current liabilities	496,341	170,751

Long - Term Liabilities
Convertible debt - related party	3,093,224	2,228,373
Total liabilities	$3,589,565	$2,399,124
Commitments and contingencies (Note 5)
Stockholders’ (deficit) equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 38,837 and 15,288 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	39	15
Additional paid-in capital	579,455	458,573
Accumulated deficit	(4,037,749)	(2,854,908)
Total stockholders’ (deficit)	(3,458,255)	(2,396,320)
Total liabilities, and stockholders’ (deficit) equity	$131,310	$2,804

See accompanying notes to combined financial statements.

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DMK PHARMACEUTICALS CORPORATION

COMBINED STATEMENTS OF OPERATIONS

	Twelve Months Ended December 31,
	2022	2021
Grant Revenue	$100,350	$168,593
Total revenue	100,350	168,593

Costs and expenses:
Research and development	336,554	430,260
General and administrative	727,527	1,734,971
Total operating expenses	1,064,081	2,165,231
Loss from operations	(963,731)	(1,996,638)
Other Income (Expense)
Interest expense	(219,110)	(110,523)
Net loss	$(1,182,841)	$(2,107,161)

Loss per common share - basic and diluted	$(66.20)	$(137.83)
Weighted-average number of common shares used in net loss per share attributable to common stockholders — basic and diluted	17,869	15,288

See accompanying notes to combined financial statements.

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DMK PHARMACEUTICALS CORPORATION

COMBINED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2022	2021
Operating activities
Net loss	$(1,182,841)	$(2,107,161)
Adjustments to reconcile net loss to net cash used in operating activities:
Convertible notes issued for services	873,033	1,877,144
Equity-based compensation	120,882	120,640
Changes in operating assets and liabilities:
Accounts payable	5,560	(30,010)
Accrued expenses	218,600	110,813
Due to (from) related party	13,654	—
Deferred Revenue	97,118	25,000
Net cash provided by (used in) operating activities	146,006	(3,574)
Financing activities
Payments on note payable	(17,500)	—
Net cash (used in) financing activities	(17,500)	—
Net increase in cash	128,506	(3,574)
Cash at beginning of period	2,804	6,378
Cash at end of period	$131,310	$2,804

See accompanying notes to combined financial statements.

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DMK PHARMACEUTICALS CORPORATION

COMBINED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

					Total
			Additional		Stockholders’
	Common Stock		Paid-In	Accumulated	(Deficit)
	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2020	15,288	$15	$337,933	$(747,747)	$(409,799)

Equity-based Compensation Expenses	—	—	120,640	—	120,640
Net loss	—	—	—	(2,107,161)	(2,107,161)
Balance at December 31, 2021	15,288	$15	$458,573	$(2,854,908)	$(2,396,320)

Equity-based Compensation Expenses	—	—	120,882	—	120,882
Shares issued for Merger	23,949	24	—	—	24
Common stock repurchased	400	—	—	—	—
Net loss	—	—	—	(1,182,841)	(1,182,841)
Balance at December 31, 2022	38,837	$39	579,455	(4,037,749)	(3,458,255)

See accompanying notes to combined financial statements.

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DMK PHARMACEUTICALS CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND OPERATIONS

Nature of Business

DMK Pharmaceuticals Corporation. (“DMK” or the “Company”) is a pre-clinical stage biotechnology company focused on developing neurotherapies for central nervous system disorders of significant unmet need. The Company is located at 50 Division Street, Suite 501, Somerville, New Jersey.

Merger with Dina Pharma Inc.

On November 1, 2022, the Company entered into an Agreement and Plan of Merger (“Agreement”) with Dina Pharma Inc, a New Jersey corporation (“Dina”). Pursuant to the Agreement, Dina merged with and into DMK, with DMK as the surviving company (the “Dina Merger”). The Dina Merger was completed on November 28, 2022. Prior to the Dina Merger, Versi Group LLC (“Versi Group”) owned 100% of the outstanding shares of Dina and more than 90% of DMK. In exchange for the issuance of 23,949 shares of DMK common stock to Versi Group, the sole shareholder of Dina, DMK assumed all of the assets and liabilities of Dina, including two convertible promissory notes dated December 31, 2021 and October 1, 2022 issued by Dina to Ebrahim Versi, the Chief Executive Officer of DMK.

The transaction is considered a business combination under common control. A business combination involving entities under common control is a business combination in which all of the combining entities are ultimately controlled by the same party both before and after the business combination, and control is not transitory. Assets and liabilities for the combined entity were recorded at their same value as prior to the combination. The transaction combines two commonly controlled entities that historically have not been presented together and the resulting financial statement are effectively considered to be those of a different reporting entity, which requires retrospective combination of the entities for all periods presented as if the combination has been in effect since inception of common control in accordance with ASC 250-10-45-21.

Going Concern

DMK has no products approved for commercial sale, has not generated any revenue from product sales to date and has suffered recurring losses from operations since its inception. The lack of revenue from product sales to date and recurring losses from operations since its inception raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements are prepared using accounting principles generally accepted in the United States applicable to a going concern, which contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities should the Company be unable to continue as a going concern. DMK will require substantial additional capital to fund its research and development expenses related to its oncology drug. Based on DMK’s expected cash requirements, DMK believes that there is doubt that its existing cash and cash equivalents will be sufficient to fund its operations through one year from the financial statements’ issuance date. The Company intends to obtain additional capital through the sale of equity securities in one or more offerings or through issuances of debt instruments and may also consider new collaborations or selectively partnering its technology. However, the Company cannot provide any assurance that it will be successful in accomplishing any of its plans.

NOTE 2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standard Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

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Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America as defined by the FASB ASC requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Reclassification

Certain reclassifications of prior period presentations have been made to conform to the current period presentation.

Cash and Cash Equivalents

DMK considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

Intangibles

Intangible assets that have finite useful lives are amortized over their useful lives, and are reviewed for impairment when warranted by economic conditions. Intangible assets are included in other assets in the Company’s Combined Balance Sheets.

Financial Instruments and Credit Risks

Financial instruments that potentially subject the Company to credit risk include cash and cash equivalents and restricted cash. Cash is deposited in demand accounts in federally insured domestic institutions to minimize risk. Insurance is provided through the Federal Deposit Insurance Corporation (“FDIC”). Although the balances in these accounts exceed the federally insured limit from time to time, the Company has not incurred losses related to these deposits.

Revenue Recognition

DMK’s source of revenue has been from research and developmental grants received from the United States National Institute of Health (“NIH”) and New Jersey state entities. Grant revenue is recognized when qualifying costs are incurred and there is reasonable assurance that conditions of the grant have been met. Cash received from grants in advance of incurring qualifying costs is recorded as deferred revenue and recognized as revenue when qualifying costs are incurred. The Company records revenue and a corresponding grants receivable when qualifying costs are incurred before the grants are received.

Research and Development Costs

Research and development costs consist of expenses incurred in performing research and development activities, including pre-clinical studies and clinical trials. Research and development costs include salaries and personnel-related costs, consulting fees, fees paid for contract research services, the costs of laboratory equipment and facilities, license fees and other external costs. Research and development costs are expensed when incurred.

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Convertible Debt Instruments

The Company follows ASC 480-10, Distinguishing Liabilities from Equity in its evaluation of the accounting for a hybrid instrument. A financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares shall be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following: (a) a fixed monetary amount known at inception; (b) variations in something other than the fair value of the issuer’s equity shares; or (c) variations inversely related to changes in the fair value of the issuer’s equity shares. Hybrid instruments meeting these criteria are not further evaluated for any embedded derivatives and are carried as a liability at fair value at each balance sheet date with remeasurements reported in change on fair value expense in the accompanying Statements of Operations. The convertible promissory notes issued by the Company is stock-settled debt in substance without beneficial conversion option since the conversion price was defined as the outstanding notes balance divided by certain percent of the market price of the common stock on the date of the conversion.

Equity-Based Compensation

DMK measures equity-based compensation based on the grant date fair value of the awards and recognizes the associated expense in the financial statements over the requisite service period of the award, which is generally the vesting period.

The Company uses the Black-Scholes option valuation model to estimate the fair value of the stock-based compensation and incentive units. Assumptions utilized in these models include expected volatility calculated based on implied volatility from traded stocks of peer companies, dividend yield and risk-free interest rate. Additionally, forfeitures are accounted for in compensation cost as they occur.

Income Taxes

Income taxes are recorded in accordance with FASB ASC Topic 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and the tax reporting basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized. The Company has evaluated available evidence and concluded that the Company may not realize the benefit of its deferred tax assets; therefore, a valuation allowance has been established for the full amount of the deferred tax assets.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. As of December 31, 2022 and 2021, the Company did not have any significant uncertain tax positions and no interest or penalties have been charged. The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company is subject to routine audits by taxing jurisdictions.

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NOTE 3. CONVERTIBLE PROMISSORY NOTES TO RELATED PARTIES

During the year ended December 31, 2020, the Company issued an aggregated of $215,396 convertible promissory notes to related parties, The notes bear simple interest at 8% per annum, convertible to capital stock of the Company that are issued in a qualified financing event at 50% of the price per share or other unit of equity securities issued in such qualified financing. $198,600 of the notes were issued for consulting services in year 2020, $16,796 were issued for cash.

During the year ended December 31, 2021, the Company issued an aggregated of $1,864,864 convertible promissory notes to related parties including its Chief Executive Officer and Chief Operating Officer. The notes bear simple interest at 8% per annum, convertible to capital stock of the Company that are issued in a qualified financing event at 50% of the price per share or other unit of equity securities issued in such qualified financing. $1,863,600 of the notes were issued for consulting services in year 2021, $1,264 were issued for cash.

During the year ended December 31, 2022, the Company repaid $17,500 convertible notes to one of its debt holders, and issued $873,033 convertible notes to related parties including its Chief Executive Officer and Director of Research Operations. The convertible notes balance as of December 31, 2022 is $3,093,224.

NOTE 4. GRANT REVENUE

On April 21, 2021, NIH awarded a supplemental grant in the amount of $55,000 to the Company, these funds are restricted for the NIH I-Corps program and may not be used for any other purposes without approval.

On March 9, 2022, the Company received a grant of $25,000 from the New Jersey Small Business Innovation Research (“SBIR”) and Small Business Technology Transfer (“STTR”) Support Program. The Company recognized approximately $22,000 of the grant as grant revenue as of December 31, 2022.

On July 28, 2022, the Company entered into a Round 1 Catalyst Seed Research and Development Grant Program Agreement (“Grant Agreement”) with New Jersey Commission on Science, Innovation and Technology (“CSIT”). CSIT will provide the Company up to $150,000 to accelerate the development of technologies to transform new discoveries from the research stage into commercially viable products and services. This six year grant award expires on July 28, 2028. The Company may request in writing and without cost, a maximum of one three-month extension of the project term, subject to the written approval of CSIT. Subject to a written projection completion report delivered to CSIT within 30 days from the expiration date of July 28, 2023, 80% of the grant ($120,000) will be delivered within thirty days of the Grant Agreement is executed and all conditions set forth in Section 5 of the Grant Agreement are satisfied. The remaining 20% of the grant shall be issued within thirty days of receipt by CSIT of an approved project completion report. The Company received $120,000 from CSIT on August 18, 2022 and recorded deferred grant revenue as of December 31, 2022.

NOTE 5. COMMITMENTS AND CONTINGENCIES

License Agreement with Versi Group LLC

On August 18, 2016, the Company entered into a license agreement with Versi Group LLC, under which, the Company acquired an exclusive license to certain compounds and corresponding international patents used in the treatment of pain as an analgesic. In exchange for the license, the Company issued to Versi Group LLC 14,000 shares of the Company’s common stock.

On February 1, 2021, Dina entered into a license agreement with Versi Group LLC, under which, Dina acquired an exclusive license to certain compounds and corresponding international patents. The licensed compounds are the entire delta opioid receptor ligand library of compounds owned by Versi Group LLC and all data related to these compounds. In exchange for the license, Dina issued to Versi Group 20,000 shares of Dina’s common stock.

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The cost incurred in obtaining the exclusive license to certain compounds and corresponding patents were expensed immediately since the assets have no alternative future use.

Lease Agreement

The Company presently leases office space under operating lease agreements on a month-to-month basis.

NOTE 6. FAIR VALUE OF FINANCIAL INSTRUMENTS

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, are used to measure fair value:

Level 1-Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2-Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3-Significant unobservable inputs including DMK’ own assumptions in determining fair value.

The Company believes the recorded values of its financial instruments, including cash and cash equivalents, accounts payable and notes payable approximate their fair values due to the short-term nature of these instruments.

Stock based compensation expenses related to options issued under the 2016 Stock Plan (“Stock Plan”) were measured at Level 3 fair value for the years ended December 31, 2022 and 2021, respectively.

NOTE 7. STOCKHOLDERS’ EQUITY

Common Stock

In addition to the common stock issued to Versi Group LLC in exchange for the licenses disclosed in NOTE 5, the Company also has common shares issued to its consultants, employees and directors. As of December 31, 2022 and 2021 total common stock outstanding were 38,837 and 15,288, respectively.

NOTE 8. EQUITY-BASED COMPENSATION

The Company has granted options to employees and directors under the Stock Plan. The Stock Plan provides for the grant of incentive stock options ("ISOs"), nonstatutory stock options, stock bonus and opportunities to make direct purchase of the Company’s common stock to employees and directors. The total number of shares of common stock reserved for the Stock Plan is 4,850.

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During the twelve months ended December 31, 2022 and 2021, the Company awarded 900 stock options each year to its employees and directors, pursuant to the Stock Plan, with exercise price of $149. Stock options fully vest on the grant date and have a contractual term of ten years. Stock options are valued using the Black-Scholes option pricing model and compensation cost is recognized based on the resulting value over the vesting period. Expected volatilities utilized in the model are based on implied volatilities from traded stocks of peer companies. Similarly, the dividend yield is based on historical experience and the estimate of future dividend yields. The risk-free interest rate is derived from the U.S. Treasury yield curve in effect at the time of grant. The expected term of the options is based on the average period the stock options are expected to remain outstanding. The fair value of the option grants of $120,640 and $120,883 respectively, has been estimated with the following assumptions for the year ended December 31, 2022 and 2021:

	2022	2021
Risk-free interest rate	1.86%	0.75%
Volatility	132.64	133.26
Expected life (years)	6	6
Expected dividend yield	—	—

The following table summarizes stock option activity for employees and non-employees for the twelve months ended December 31, 2022 and 2021:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)
Outstanding at December 31, 2020	2,700	$149	8.14
Granted	900	$149	10
Exercised	—
Forfeited	—
Expired	—
Outstanding at December 31, 2021	3,600	$149	7.64
Exercisable at December 31, 2021	3,600	$149	7.64

Granted	900	$149	10
Exercised	—
Forfeited	—
Expired	—
Outstanding at December 31, 2022	4,500	$149	7.14
Exercisable at December 31, 2022	4,500	$149	7.14

NOTE 9. INCOME TAX

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

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The Company recognized the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns. The Company currently has a substantial net operating loss carryforward and the Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization.

Significant components of the Company’s net deferred tax assets for federal income taxes at December 31, 2021 and 2022 consist of the following:

	Years Ended December 31
	2022	2021
Net operating loss carryforward	$584,260	$524,507
Stock compensation	14,103	14,075
Deferred tax assets	598,363	538,582
Valuation allowance	-598,363	-538,582

Effective income tax asset	$0	$0
Effective tax rate	0%	0%

NOTE 10. SUBSEQUENT EVENTS

On February 27, 2023, Adamis Pharmaceuticals Corporation (NASDAQ: ADMP), a specialty biopharmaceutical company focused on developing and commercializing products in various therapeutic areas, including opioid overdose, allergy, respiratory and inflammatory disease, and DMK announced that the companies entered into an Agreement and Plan of Merger and Reorganization on February 24, 2023. Pursuant to the Agreement and Plan of Merger and Reorganization, Adamis will acquire DMK, including its library of approximately 750 small molecule neuropeptide analogues and on-going government funding for its development programs.

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